UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

KOHL’S CORPORATION
(Name of Registrant as Specified in Its Charter)

MACELLUM BADGER FUND, LP MACELLUM BADGER FUND II, LP MACELLUM ADVISORS, LP MACELLUM ADVISORS GP, LLC JONATHAN DUSKIN
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Macellum Badger Fund, LP, a Delaware limited partnership (“Macellum Badger”), together with the other participants named herein, intends to nominate director candidates and file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of shareholders of Kohl’s Corporation, a Wisconsin corporation (the “Company”).

Item 1: On Februrary 4, 2022, Macellum Badger issued the following press release:

Macellum Expresses Disappointment Regarding Kohl’s Seemingly Mismanaged and Poorly-Communicated Strategic Review Process

NEW YORK--(BUSINESS WIRE)--Macellum Advisors GP, LLC (together with its affiliates, “Macellum” or “we”), a long-term holder of nearly 5% of the outstanding common shares of Kohl’s Corporation (NYSE: KSS) (“Kohl’s” or the “Company”), today issued the below statement in response to the Company’s announcement that its Board of Directors (the “Board”) has rejected recent indications of interest and adopted a two-tiered shareholder rights plan that seems particularly punitive to any investor that may seek more active engagement with the Board.

Jonathan Duskin, Macellum’s Managing Partner, commented:

“We are disappointed and shocked by Kohl’s hasty rejection of confirmed indications of interest. This morning’s rejections – which come just two weeks after outreach from potential acquirers – only validates for us that a majority of the Board is entrenched and lacks objectivity when it comes to evaluating value-maximizing sale opportunities relative to management’s historically ineffective standalone plans. We doubt that interested parties were given adequate consideration or access to management, data rooms and the type of information required to inform upward adjustments to bids. Moreover, it appears that the Board has not authorized its bankers to canvass the market and initiate substantive conversations with other logical suiters. Even if some of our fellow shareholders want the Board to compare sale opportunities to management’s go-forward strategy, we fear the Company’s actions and statements demonstrate a lack of impartiality and strategic thinking in the boardroom.”

Mr. Duskin added:

“We will do everything in our power to prevent the current Board from continuing to chill a normal-course sales process. In our view, the Board’s cumbersome Friday morning press release and adoption of a poison pill that has a lower trigger for investors that may seek more active engagement with the Company demonstrate shareholders’ interests are not the top priority in the boardroom. It seems to us that the Board is taking unprecedented steps to derail a credible process and kill interest among the growing crop of possible buyers of Kohl’s. Fortunately, the slate we plan to nominate in the coming days will be far more aligned, experienced and open minded when it comes to pursuing all paths to maximizing value.”

About Macellum

Macellum Capital Management is an activist investment firm, with deep expertise in the retail and consumer sectors, founded in 2009 by Jonathan Duskin. Macellum invests in undervalued companies that it believes can appreciate significantly in value as a result of a change in corporate strategy or improvements in operations, capital allocation or corporate governance. Macellum’s investment team, advisors and network of industry experts draw upon their extensive strategic, operating and boardroom experience to assist companies in designing and implementing initiatives to improve long-term shareholder value. Macellum prefers to constructively engage with management to improve its governance and performance for the benefit of all stockholders. However, when management is entrenched, Macellum has run successful proxy contests to effectuate meaningful change. Macellum has run successful election contests to effectuate meaningful change at many companies, including at The Children’s Place Inc., Citi Trends, Inc., Bed Bath and Beyond and Big Lots, Inc. Learn more at www.macellumcapitalmanagement.com.

Certain Information Concerning the Participants

Macellum Badger Fund, LP, a Delaware limited partnership (“Macellum Badger”), together with the other participants named herein, intends to nominate director candidates and file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of shareholders of Kohl’s Corporation, a Wisconsin corporation (the “Company”).

MACELLUM BADGER STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Macellum Badger, Macellum Badger Fund II, LP, a Delaware limited partnership (“Macellum Badger II”), Macellum Advisors, LP, a Delaware limited partnership (“Macellum Advisors”), Macellum Advisors GP, LLC, a Delaware limited liability company (“Macellum GP”) and Jonathan Duskin.

As of the date hereof, Macellum Badger directly beneficially owns 216,204 shares of Common Stock, $0.01 par value per share, of the Company (the “Common Stock”), including 1,000 shares in record name. As of the date hereof, Macellum Badger II directly beneficially owns 6,738,528 shares of Common Stock. As the investment manager of Macellum Badger and Macellum Badger II, Macellum Advisors may be deemed to beneficially own the 216,204 shares of Common Stock beneficially directly owned by Macellum Badger and 6,738,528 shares of Common Stock beneficially owned directly by Macellum Badger II. As the general partner of Macellum Badger, Macellum Badger II and Macellum Advisors, Macellum GP may be deemed to beneficially own the 216,204 shares of Common Stock beneficially owned directly by Macellum Badger and 6,738,528 shares of Common Stock beneficially owned directly by Macellum Badger II. As the sole member of Macellum GP, Mr. Duskin may be deemed to beneficially own the 216,204 shares of Common Stock beneficially owned directly by Macellum Badger and 6,738,528 shares of Common Stock beneficially owned directly by Macellum Badger II.

Contacts

For Investors:

Saratoga Proxy Consulting
John Ferguson / Joe Mills, 212-257-1311
info@saratogaproxy.com

For Media:

Longacre Square Partners
Greg Marose / Casie Connolly, 646-386-0091
macellum@longacresquare.com

Item 2: On February 4, 2022, Jonathan Duskin was quoted in the following article published by Bloomberg:

Macellum Confirms Plans to Nominate a Slate for Kohl’s Board

Bloomberg

By Greg Chang

February 4, 2022

(Bloomberg) -- Macellum Advisors confirmed it plans to nominate a slate for Kohl’s board in coming days, saying it’s “disappointed and shocked” by the company’s rejection of confirmed indications of interest

•	“Shareholders’ interests are not the top priority in the boardroom,” Macellum’s Managing Partner Jonathan Duskin said in a statement. “The slate we plan to nominate in the coming days will be far more aligned, experienced and open minded when it comes to pursuing all paths to maximizing value”

NOTE

•	Activist Macellum Is Said to Seek Control of Kohl’s Board
•	Kohl’s Corp. rose 1.4% to $59.39 as of 1:20 p.m. New York time
o	The average 12-month price target of $66.54 is 12.0% above the current price
o	7 holds, 6 buys, 2 sells

Item 3: On February 4, 2022, Jonathan Duskin was quoted in the following article published by Seeking Alpha:

Kohl's holder Macellum is said to seek control of board

Seeking Alpha

By Joshua Fineman

February 4, 2022

Kohl's Corp. (NYSE:KSS) holder and activist investor Macellum Capital is said to plan to nominate a slate of directors in order to take control of the department store chain's board. Kohl's shares gained 1.5%.

Macellum, which owns nearly a 5% stake in Kohl's, plans to seek to seek a majority of seats of the 14-person board, according to traders, who cited a Bloomberg report. Investors have a Feb. 11 deadline to nominate directors for the KSS board.

The latest report comes after Kohl's earlier today initially rejected multiple unsolicited bids as being too low. The company also adopted a limited-duration poison pill that expires Feb. 2, 2023.

“We are disappointed and shocked by Kohl’s hasty rejection of confirmed indications of interest," Macellum’s Managing Partner Jonathan Duskin said in a statement. "This morning’s rejections – which come just two weeks after outreach from potential acquirers – only validates for us that a majority of the board is entrenched and lacks objectivity when it comes to evaluating value-maximizing sale opportunities relative to management’s historically ineffective standalone plans.

Macellum confirmed in the statement that it will be nominating a slate of directors in the "coming days."

Reuters first reported in early December that Macellum was said preparing a Kohl's board challenge. Macellum was said to preparing a slate of nominees with retail and operating experience for a proxy battle.

The Kohl's rejections come after reports that Sycamore Partners offered to buy the company for at least $65/share, above the $64/share that's reportedly been offered by a consortium led by Starboard Value and Acacia Research Corp. (NASDAQ:ACTG).

Item 4: On February 4, 2022, a statement from Jonathan Duskin was read on air during CNBC’s Fast Money Halftime Report, the full text of the statement is included in the press release in Item 1.